UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 6, 2010, Chart Industries, Inc. (the “Company”) posted a slide presentation on its investor relations website. Executive officers of the Company plan to make a presentation using these slides on January 6, 2010 at the Pritchard Capital Partners Energize 2010 Conference. A copy of these slides is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information contained in the slides is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

The presentation furnished with this Current Report on Form 8-K as Exhibit 99.1 includes reference to earnings before interest, taxes, depreciation and amortization (“EBITDA”), a measure that is not recognized under generally accepted accounting principles (“GAAP”) and is referred to as a “non-GAAP financial measure.” A reconciliation of EBITDA to net income is set forth in the slide presentation attached as Exhibit 99.1. The Company encourages investors to review the reconciliation in conjunction with the use of EBITDA in the presentation. EBITDA is included in the presentation in order to provide additional information to investors as EBITDA is a basis upon which our management assesses financial performance. EBITDA or derivatives of EBITDA are also used by management to calculate compliance with certain covenants under the Company’s senior credit facility and the indenture governing its outstanding subordinated notes. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Pritchard Conference Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: January 6, 2010
	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pritchard Conference Presentation

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